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                                                                    EXHIBIT 99.1

CONTACTS
Scott St. Clair                Martine Nadeau              Lauren Felice
Netergy Networks               U|Force                     Ruder Finn
(408) 654-0998                 (514) 282-8484 x 259        (212) 593-6370
scott.stclair@netergynet.com   martine.nadeau@uforce.com   felicel@ruderfinn.com


                       NETERGY NETWORKS TO ACQUIRE U|FORCE

               U|Force and Netergy Networks VoIP Products Deliver
             Converged Communication Solutions to Service Providers

SANTA CLARA, Calif. and MONTREAL, Canada (May 19, 2000) - Netergy(TM) Networks, Inc. (Nasdaq: NTRG), a leading provider of Internet protocol (IP) telephony solutions, today announced that it has entered into a definitive agreement to acquire U|Force(TM), a private company based in Montreal, Canada. U|Force provides a comprehensive Java platform, the Service Life Cycle Environment (SLCE(TM)), which includes an open service creation environment (SCE) and prepackaged services that can be customized to respond to the evolving needs of service providers. Netergy Networks and U|Force have been working closely together in recent months to integrate and jointly market their IP telephony products.

Under the terms of the agreement, Netergy Networks will exchange approximately
3.6 million shares of Netergy Networks common stock for all outstanding shares of U|Force. In addition, Netergy Networks will substitute approximately one million options for the purchase of its common stock in place of all outstanding U|Force options. Based on the closing price of $12.00 on May 18, 2000 and the value of U|Force employee stock options assumed, the transaction is valued at about $51 million. Closing is expected to occur within 60 days, upon satisfaction of regulatory requirements and other customary closing conditions. The acquisition will be accounted for as a purchase transaction and will result in a charge for purchased in-process R&D expense in the quarter in which closing occurs.

The U|Force SLCE leverages Java technology to create, deploy and manage services for telecommunications service providers (including telephone, cable and wireless companies), Internet service providers (ISPs) and application service providers (ASPs). The SLCE is designed to handle all steps of a service life cycle from inception to creation, deployment, administration and maintenance. Service providers can use the SLCE to create and deliver services such as unified messaging that benefit from the convergence of voice, data and images. These services can be delivered using a variety of devices, including IP phones, wireless phones or handheld computing devices. To facilitate service creation, U|Force provides a variety of prepackaged services such as unified messaging services, e-merged voice services (e.g., interactive voice response (IVR)), prepaid card services and u-business services, that service providers can modify or deploy as is. U|Force has approximately 85 employees of which 60 are engaged in research and development.


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NETERGY NETWORKS TO ACQUIRE U|Force
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Netergy Networks provides integrated IP telephony solutions that enable service providers - including telephone companies, ISPs and ASPs - to deliver hosted iPBX(TM) services. The company's IP telephony solutions include the Netergy Advanced Telephony System (ATS), which is comprised of the Java-based Netergy iPBX server system and Netergy terminal adapters. The company also designs and markets chips and embedded software for IP telephones and network appliances.

Because of their common Java technology base, the Netergy ATS and U|Force SCLE can be rapidly integrated into a single product to deliver services such as unified messaging and prepaid card services. The SLCE further increases the value of Netergy Networks' hosted iPBX services by allowing service providers to rapidly create and customize services, lowering the potential for customer turnover and increasing their revenues. In addition, the combination of the Netergy ATS and U|Force SLCE should enable the combined entity to more rapidly enter the market for next-generation IP PSTN and wireless enhanced services.

Netergy Networks' current partners include Cisco, Philips, Sun Microsystems and tti. U|Force has established relationships with iPlanet (Sun-Netscape), Sun Microsystems and Unisphere Solutions.

"We are very excited about our combination with U|Force," said Dr. Paul Voois, Chairman and CEO of Netergy Networks. "This is truly a case where the whole is greater than the sum of the parts. The companies' common vision and complementary technology will enable us to provide powerful new IP telephony solutions to our service provider customers and their end users. For example, we have already demonstrated the combination of our hosted iPBX and U|Force's unified messaging system. In addition, both companies bring important partners to the table, including Cisco and Unisphere Solutions, who have the potential to speed the scope and breadth of deployment of our companies' products."

"Our philosophies, from our joint use of Java to our focus on business communications, are remarkably complimentary," said Jean-Luc Calonne, President and CEO of U|Force, "which makes this merger a terrific match for us. Together we will lead the delivery of solutions that converge voice, data and image over a full range of current and future communications devices on any platform. The U|Force leading-edge Service Life Cycle Environment and prepackaged converged communication services give service providers the tremendous flexibility and agility needed to respond to a market environment that is changing at Internet speed. We are ready now with solutions for current and emerging services such as hosted iPBX and unified messaging, and we will be there as next generations of services develop."

U|Force will operate as a Netergy Networks' subsidiary under the direction Jean-Luc Calonne as president. The new unit will combine sales, support, integration, marketing and development functions for the Netergy hosted iPBX product line as well as the U|Force SCLE. Calonne will report to Dr. Voois. The unit will be based in Montreal.

U|Force's highly skilled developers and engineers will substantially expand Netergy Networks' R&D base in a telecommunication market where such resources are scarce. The company intends to take advantage of Montreal's growing pool of well-trained engineers to further expand their R&D efforts there. In addition, adding U|Force's presence on the East Coast of the North America to


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NETERGY NETWORKS TO ACQUIRE U|Force
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Netergy Networks' presence in Silicon Valley and Europe will considerably increase the combined companies' geographic presence and the breadth of its sales and service channels.

ABOUT U|FORCE
U|Force is a privately held company that provides a Service Life Cycle Environment (SLCE), including an open service creation environment (SCE) and customizable services to service providers. U|Force's products enable the rapid creation, implementation and delivery of enhanced voice and data services for existing and next generation communications networks. The combination of U|Force's open technology platform, SLCE, and pre-packaged services is designed to respond to the changing needs of service providers and help them thrive in an evolving unified communications world. Headquartered in Montreal, U|Force also has offices in Hull. U|Force's investors include the Societe generale de finanement du Quebec (SGF). More information on the company can be found at www.Uforce.com.

ABOUT NETERGY NETWORKS
Formerly known as 8x8, Netergy Networks is a leading provider of highly integrated IP telephony solutions to telephone service providers and telecommunication equipment manufacturers. Netergy Networks' IP telephony solutions include network software and systems as well as embedded technology. The company is based in Santa Clara, California, and has offices in France and the United Kingdom. For more information, visit Netergy Networks' web site at www.netergynet.com.

                                      # # #

This press release contains forward-looking statements. The actual results of 8x8, dba Netergy Networks (the Company), may differ materially from the results discussed, implied or forecasted in the forward-looking statements due to factors including, but not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of U|Force's SCLE technology and product development; the risks inherent in productizing U|Force's SCLE, including the high standards of reliability and scalability required of carrier-grade telephony software; the timing and successful integration of the Netergy ATS and U|Force SCLE products; dependence on new product introduction; changing relationships with customers, suppliers and strategic partners; the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; unanticipated expenditures, accounting treatment and charges; the risks associated with managing a foreign subsidiary, including retaining key personnel and coordinating operations; uncertainty of future profitability; the uncertainty of market acceptance of IP telephony; the limits of existing IP telephony technology; rapid technological change; compliance with industry standards; dependence on key personnel; and current and potential competition. Further information on these and other factors that could affect the actual results of are included in the Company's Report on Form 10-Q for the quarter ended December 31, 1999, which is on file with the Securities and Exchange Commission. The Company assumes no obligation to revise or update any forward-looking statements contained in this press release.

Netergy and hosted iPBX are trademarks of Netergy Networks, Inc. SLCE, U|Force, U|Builder, U|Editor, U|Applications and U|Mediate are trademarks of U|Force Ltd. All other trademarks are the property of their respective owners.


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